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                                                                  EXHIBIT 10.12

                              TEAM FINANCIAL, INC.

                           1999 STOCK INCENTIVE PLAN


1.   PURPOSE

         The purpose of the Team Financial, Inc. 1999 Stock Incentive is to provide incentives and rewards for Employees, non-Employee Directors and consultants of the Corporation and its Subsidiaries (i) to support the execution of the Corporation's business strategies and the achievement of its goals, (ii) to associate the interests of Employees, non-Employee Directors and consultants with those of the Corporation's stockholders, and (iii) to help provide a competitive compensation program that will enable the Corporation to attract and retain the highest quality Employees, non-Employee Directors and consultants.

2.   DEFINITIONS

         (a) "Award" means individually or collectively Restricted Stock, Stock Options (including incentive stock options under Section 422 of the Code), Stock Appreciation Rights or Performance Shares granted hereunder.

         (b) "Award Period" means the period of time during which a Stock Appreciation Right which has not been granted pursuant to an option may be exercised. The Award Period shall be set forth in the Award Summary issuing the Stock Appreciation Right to the person granted the Award.

         (c) "Award Summary" means a written summary or agreement setting forth the terms and conditions of each Award made under this Plan.

         (d) "Board" means the Board of Directors of the Corporation.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (f) "Committee" means the Compensation Committee of the Board or such other committee of the Board consisting of at least two members as may be designated by the Board from time to time to administer this Plan; provided, however, that no person may serve on the Committee who would not be considered
(i) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (ii) an "outside director" within the meaning of
Section 162(m) of the Code.

         (g) "Common Stock" means the Common Stock of the Corporation.

         (h) "Corporation" means Team Financial, Inc., a Kansas corporation.

         (i) "Director" means a non-Employee director of the Corporation. For purposes of Awards granted pursuant to this Plan, the term "Director" may, at the discretion of the Board, include directors of Subsidiaries.


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         (j) "Eligible Person" or "Eligible Persons" has the meaning assigned to it in Section 3.

         (k) "Employee" means an employee of the Corporation or a Subsidiary.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (m) "Exercise Period" means the period or periods during which a Stock Appreciation Right is exercisable as described in Section 8(b).

         (n) "Fair Market Value" means the fair market value of the Common Stock as of the date on which a determination is to be made, as determined by the Board.

         (o) "Option Period" or "Option Periods" means the period or periods during which an option is exercisable as described in Section 7(e).

         (p) "Option Price" means the price, expressed on a per share basis, for which the Common Stock can be acquired by the holder of the option pursuant to the exercise of such option.

         (q) "Participant" means an Eligible Person who has been granted an Award under this Plan.

         (r) "Performance Share" is an Award granted under Section 9.

         (s) "Plan" means this Team Financial, Inc. 1999 Stock Incentive Plan.

         (t) "Plan Year" means a twelve-month period beginning with January 1 of each year.

         (u) "Stock Appreciation Right" is an Award granted under Section 8.

         (v) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

3.   ELIGIBILITY

         Awards under the Plan may be granted to Employees, Directors and consultants of the Corporation and its Subsidiaries ("Eligible Person" or "Eligible Persons"). Notwithstanding the foregoing, for purposes of the Plan, and the Plan only, no person shall be granted an Award under the Plan unless such person:

         1. is an Employee, Director or consultant of the Corporation or a Subsidiary; and

         2. shall have first been presented with financial statements for the most recent fiscal year, plus all quarterly financial reports of the Corporation since its most recent fiscal year.

         Awards may be issued to the same person on more than one occasion.

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4.   PLAN ADMINISTRATION

         (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Corporation or by the Committee (unless the context otherwise requires, the Board of Directors of the Corporation or Committee thereof as provided herein shall be referred to herein as the "Board"). The Board shall periodically make determinations with respect to the participation of Eligible Persons in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, length of relevant performance, restriction or option periods, termination rights, payment alternatives or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board deems appropriate. Awards may be granted as replacements of Awards outstanding under the Plan or under previous stock incentive plans maintained by the Corporation.

         (b) Construction. The interpretation and construction by the Board of any provisions of the Plan, or of any Award granted under it, shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan, option or restricted stock granted under it.

         (c) Indemnification. The Board shall have authority to interpret and construe the provisions of this Plan and the Award Summaries and make determinations pursuant to any Plan provision or Award Summary which shall be final and binding on all persons. No member of the Board shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Articles of Incorporation and Bylaws, and to the fullest extent allowed by law.

5.   STOCK SUBJECT TO PROVISIONS OF PLAN

         The stock for which Awards may be granted and which may be sold pursuant to the Plan shall not, subject to Sections 13 and 15, exceed in the aggregate 70,000 shares of the Corporation's common stock. Such shares may be authorized and unissued shares or may be issued shares reacquired by the Corporation. All shares for which an Award is granted under the Plan, which for any reason are not issued as a result of non-exercise of such Award or fulfillment of the conditions and terms of such Award, shall be available for the granting of further Awards under the Plan.

6.   AWARDS TO EMPLOYEES UNDER PLAN: RESTRICTED STOCK AWARDS

         (a) Grants of Shares of Restricted Stock. An award made pursuant to this Section 6 shall be granted in the form of shares of common stock, restricted as provided in this Section 6 ("Restricted Stock"). Shares of Restricted Stock shall be issued to the Eligible Person upon the payment of consideration as determined by the Board. The shares of Restricted Stock shall be issued in the name of the Eligible Person and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the shares of Restricted Stock until the expiration of the restriction period.

         The Board may also impose such other restrictions and conditions on the shares of Restricted Stock as it deems appropriate, including but not limited to requiring the Eligible Person


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to keep the Restricted Stock certificates, duly endorsed, in the custody of the
Corporation while the restrictions remain in effect.

         (b) Restriction Period. At the time a Restricted Stock award is made, the Board may establish a restriction period applicable to such award which shall not be more than ten (10) years. Each Restricted Stock award may have a different restriction period, at the discretion of the Board. In addition to or in lieu of a restriction period, the Board may establish a performance goal which must be achieved as a condition to the retention of the Restricted Stock. The performance goal may be based on the attainment of specified types of performance measurement criteria, which may differ as to various Eligible Persons or classes or categories of Eligible Persons. Such criteria may include, without limitation, the attainment of certain performance levels by the Eligible Person, the Corporation, a department or division of the Corporation and/or a group or class of Eligible Persons. Any such performance goals, together with the ranges of Restricted Stock awards for which the Eligible Persons may be eligible shall be set from time to time by the Board and shall be timely communicated in writing to the Eligible Persons in advance of the commencement of the performance of services to which such performance goals relate.

         (c) Forfeiture or Payout of Award. In the event a Participant ceases to be an Eligible Person during a restriction period, or in the event performance goals attributable to a Restricted Stock award are not achieved, subject to the terms of each particular Restricted Stock award, a Restricted Stock award is subject to forfeiture of the shares of common stock which had not previously been removed from restriction under the terms of the award.

         Any shares of Restricted Stock which are forfeited will be transferred to the Corporation. Any consideration paid by the Eligible Person for the Restricted Stock shall be returned, without interest, to such Eligible Person upon forfeiture.

         Upon completion of the restriction period and satisfaction of any performance-goal criteria, all restrictions upon the award will expire and new certificates representing the award will be issued or released without the restrictive legend. As a condition precedent to receipt of the certificates, the Eligible Person (or the designated beneficiary or personal representative of the Eligible Person) will agree to make payment to the Corporation in the amount of any taxes, payable by the Eligible Person, which are required to be withheld with respect to such shares of common stock.

7.   STOCK OPTIONS

         (a) Grant of Option. One or more options may be granted to any Eligible Person. Upon the grant of an option to an Eligible Person, the Board shall specify whether the option is intended to constitute a non-qualified stock option or an incentive stock option; provided, however, that incentive stock options may only be issued to persons who are Employees. An incentive stock option is an option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         (b) Stock Option Agreement. Each option granted under the Plan shall be evidenced by a written stock option agreement between the Corporation and the Eligible Person containing such terms and conditions as the Board determines, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code. Such agreements shall


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incorporate the provisions of this Plan by reference. The date of granting an option is the date specified in the written stock option agreement which is signed by the Eligible Person and the Corporation.

         (c) Exercise Price. The exercise price of the common stock offered to Employees persons under the Plan by grant of an incentive stock option to purchase common stock may not be less than the fair market value of the common stock at the date of grant; provided, however, that the exercise price shall not be less than 110% of the fair market value of the common stock on the date of grant in the event an Employees owns 10% or more of the common stock of the Corporation. The exercise price of the common stock offered to Eligible Persons under the Plan by grant of a non-qualified stock option may be less than fair market value of the common stock at the date of grant.

         (d) Term of Options. The terms of each option shall be no more than ten years from the date of grant as determined by the Board but shall be subject to earlier termination as subsequently provided; however, if an incentive stock option is granted to an Employee who, as of the date of grant, owns 10% or more of the Corporation's Common Stock, the term of the option shall be no more than five years.

         (e) Schedule For Exercise. Immediately after grant of an option, it may be exercised (subject to sections (f) and (g) of this Section) on terms and conditions as the Board shall so determine on the date of grant. The Board may limit an option by restricting its exercise in whole or in part for specified periods in its sole discretion.

         (f) Manner of Exercise

                  (i) Notice to The Corporation. Each exercise of an option granted shall be made by the delivery by the optionee (or his legal representative, as the case may be) of written notice of such election to the Corporation, either in person or by certified mail to the Corporation's mailing address, stating the number of shares with respect to which the option is being exercised and specifying a date on which the shares will be taken and payment made therefor. Such date shall be at least 30 days after such notice is given.

                  (ii) Issuance of Stock. On the date specified in the notice of election, the Corporation shall deliver, or cause to be delivered, to the optionee (or his legal representative, as the case may be), stock certificates for the number of shares with respect to which the option is being exercised, against payment therefor. Delivery of the certificate(s) may be made at the office of the Corporation or at the office of a transfer agent appointed for the transfer of shares of the Corporation, as the Corporation shall determine. Shares shall be issued in the name of the optionee (or his legal representative, as the case may be). No shares shall be issued until full payment therefor shall have been made by cash or by certified check equal to the exercise price; provided however, that the Board may adopt customary "cashless exercise" provisions if deemed appropriate. In the event of a failure on the date stated to pay for and accept delivery of the certificate(s) representing the full number of shares specified in the notice of election, the option shall become inoperative only as to those shares which are not paid for and accepted, but shall continue with respect to any remaining shares subject to the option as to which exercise has not yet been made.


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         (g) Purchase of Investment

                  (i) Written Agreement. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the common stock an Eligible Person receives upon exercise of his or her option, an Eligible Person shall acquire the common stock he or she receives upon exercise of the option for investment and not for resale or distribution, and he or she shall furnish the Corporation with a written statement to that effect when exercising the option and a reference to such investment warranty shall be inscribed on the stock certificate(s).

                  (ii) Registration Requirement. Each option shall be subject to the requirement that, if at any time the Board determines that the listing, registration or qualification of the common stock subject to the option upon any securities exchange or quotation system, or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of the common stock thereunder, the option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

         (h) Date of Grant. Each option granted under the Plan, unless otherwise specifically indicated, shall be granted as of the date of the Board's resolution conferring the option ("date of grant").

         (i) Special Limitations on Exercise of Incentive Stock Options. The aggregate fair market value (determined at the time the incentive stock option is granted) of the common stock with respect to which any incentive stock option is first exercisable during any calendar year shall not exceed $100,000.

8.  STOCK APPRECIATION RIGHTS

         (a) Grant of Stock Appreciation Rights. One or more Stock Appreciation Right awards may be granted to Eligible Persons. Stock Appreciation Rights may be granted under the Plan in tandem with an option either at the time of grant or by amendment or may be separately awarded. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Board shall impose.

         (b) Right to Exercise; Exercise Period. A Stock Appreciation Right issued in tandem with an option shall be exercisable to the extent the option is exercisable. A Stock Appreciation Right issued independent of an option shall be exercisable pursuant to such terms and conditions established in the grant.

         (c) Automatic Redemption of Unexercised Stock Appreciation Rights. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted in tandem with an option, or the specified Award Period, in the case of a Stock Appreciation Right issued independent of an option, the Participant has not exercised such Stock Appreciation Right, then such Stock Appreciation Right shall be automatically redeemed by the Corporation for an amount equal to the payment that would otherwise have been made to the Participant if the Participant had chosen to


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exercise the Stock Appreciation Right on the last day of the Option Period or the specified Award Period, as the case may be.

         (d) Rights Upon Exercise. An exercisable Stock Appreciation Right granted in tandem with an option shall entitle the Participant to surrender unexercised the option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right a payment (in cash or shares of Common Stock or a combination thereof as described below) equal to the Fair Market Value of one share of Common Stock at the date of exercise minus the Option Price times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. For example, assume that a Participant is granted a tandem Award of an option to purchase 1,000 shares of Common Stock at an Option Price of $2.00 per share and 1,000 Stock Appreciation Rights. In such a case, the exercise of 700 options by the Participant would relinquish and terminate 700 Stock Appreciation Rights; similarly, the exercise of the remaining 300 Stock Appreciation Rights would relinquish and terminate the remaining 300 options. If the Fair Market Value of the Stock was $5.00 per share at both the time of the exercise of the options and Stock Appreciation Rights, then the Participant would receive 700 shares of Common Stock upon payment of $1,400 (700 times the Option Price of $2.00) and the Corporation would pay the Participant $900 upon the exercise of the 300 Stock Appreciation Rights (($5.00 minus $2.00) times
300).

         With respect to the issuance of Stock Appreciation Rights which are not granted in tandem with an option, the Board shall specify upon the date of grant of the Stock Appreciation Right whether the Stock Appreciation Right is a "regular" Stock Appreciation Right or a "book value" Stock Appreciation Right. Upon the exercise of a "regular" Stock Appreciation Right, the Participant will receive a payment equal to the Fair Market Value of one share of Stock at the date of exercise minus the Fair Market Value of one share of Common Stock as of the Date of Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. Upon the exercise of a "book value" Stock Appreciation Right, the Participant will receive a payment equal to the Book Value of one share of Stock at the date of exercise minus the Book Value of one share of Common Stock as of the Date of the Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised.

         The value of any Common Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on such date of exercise. To the extent that a Stock Appreciation Right issued in tandem with an option is exercised, such option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

         (e) Transferability. The Board may impose such restrictions on transferability of Stock Appreciation Rights, if any, as it may in its sole discretion determine; provided however, that Stock Appreciation Rights issued in tandem with the grant of an incentive stock option must be subject to the same transferability restriction as the incentive stock option itself.


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9.    PERFORMANCE SHARES

         (a) Grant of Performance Shares. One or more Performance Shares awards may be granted to Eligible Persons. Awards made pursuant to this Section 9 shall be granted in the form of Performance Shares, subject to such terms and conditions not inconsistent with the Plan as the Board shall impose. Performance Shares shall be issued to the Participant without the payment of consideration by the Participant. Awards shall be based on the attainment of specified types and combination of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Corporation, a department or division of the Corporation and/or a group or class of Participants.

         (b) Performance Period. The measuring period to establish the performance criteria set forth in a Performance Share Award shall be determined by the Board. A Performance Share Award may initially provide, or the Board may at any time thereafter, but no more frequently than once in any six (6) month period, amend it to provide, for waiver or reduction of the measuring period and, if appropriate, for adjustment of the performance criteria set forth in the Performance Share Award, upon the occurrence of events determined by the Board in its sole discretion to justify such waiver, reduction or adjustment.

         (c) Form of Payment. Upon the completion of the applicable measuring period, a determination shall be made by the Board in accordance with the Award as to (i) the extent to which performance criteria have been attained, (ii) the satisfaction of any other terms and conditions with respect to the Award, and
(iii) the number of shares of Common Stock to be awarded to the Participant. The appropriate number of shares of Common Stock shall thereupon be issued to the Participant in accordance with the Award in satisfaction of such Performance Share Award.

10.   AWARD SUMMARIES

         Each Award under this Plan shall be evidenced by an Award Summary. Delivery of an Award Summary to each Participant shall constitute an agreement between the Corporation and the Participant as to the terms and conditions of the Award.

11.   OTHER TERMS AND CONDITIONS

         (a) Assignability. Except as otherwise provided below, no Award shall be assignable or transferable except by will or the laws of descent and distribution and, during the lifetime of a Participant, the Award shall be exercisable only by such Participant or such Participant's guardian or legal representative. The Board, in its discretion, may permit a Participant during their lifetime, to transfer a non-qualified stock option, for no consideration, to or for the benefit of the Participant's immediate family (including a trust for the benefit of the Participant's immediate family) or to a partnership or limited liability company for one or more members of the Participant's immediate family), subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. Any vesting period applicable to an Award shall, however, continue to be measured in terms of the Participant's employment or service to the Corporation or its Subsidiaries. The term "immediate family" shall mean the Participant's spouse, parents, children, stepchildren, adoptive children, sisters, brothers and grandchildren (and, for these purposes, shall also include the Participant).


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         (b) Termination of Employment or Relationship. If the employment or relationship of a Participant as identified in his or her particular option and/or Stock Appreciation Right agreement terminates for any reason other than death or total and permanent disability, any options and/or Stock Appreciation Rights granted to the Participant under the Plan which have not been exercised shall be canceled, except that such an option and/or Stock Appreciation Right may be exercised within three months after such termination of such relationship to the extent the option and/or Stock Appreciation Right was exercisable on the date of termination of such relationship. The Plan will not confer upon any Participant any right with respect to continuance of such relationship with the Corporation; nor will it interfere in any way with the Corporation's right to terminate such relationship at any time.

         In the event of the death of a Participant, any option and/or Stock Appreciation Right held by him or her at the time of his or her death shall be transferred as provided in his will or as determined by the laws of descent and distribution, and the terms of the option and/or Stock Appreciation Right may provide that it may be exercised by the estate of the Participant, or by any person who acquired such option and/or Stock Appreciation Right by bequest or inheritance from the Participant, at any time or from time to time within three months after the date of death (such date to be determined by the Board), but not thereafter, to the extent the option and/or Stock Appreciation Right was exercisable on such date.

         In the event of permanent disability (within the meaning of section 22(e)(3)) of a Participant, any option and/or Stock Appreciation Right granted pursuant to the Plan and held by him or her may be exercised by the Participant or his or her representative at any time or from time to time within one year after the date of termination (such date to be determined by the Board), but not thereafter, to the extent the option and/or Stock Appreciation Right was exercisable on such date.

         (c) Rights as a Stockholder. An Eligible Person shall have all voting, dividend, liquidation and other rights with respect to Common Stock in accordance with its terms received by him or her as a Restricted Stock award upon his or her becoming the holder of record of such Common Stock; provided, however, that the Eligible Person's right to sell, encumber or otherwise transfer such Common Stock shall be subject to the restrictions set forth in the grant of the Award and elsewhere in this Plan. A Participant shall not, by reason of any option and/or Stock Appreciation Right granted pursuant to this Plan, have any rights of a stockholder of the Corporation until the date of issuance of the stock certificate(s) to him or her in respect of exercise of an option and/or Stock Appreciation Right granted hereunder.

         (d) Payments by Participants. The Board may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock held by the payor for at least six months, with a Fair Market Value equal to the total payment due; (iii) by a combination of the methods described in (i) and (ii) above; (iv) in the case of a non-qualified stock option, by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or
(v) by such other methods as the Board may deem appropriate.


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         (e) Withholding. The Corporation shall have the right to deduct from an Award pursuant to the Plan any federal, state or local taxes as it deems to be required by law to be withheld with respect to such award. In the case of awards paid in Common Stock, the Eligible Person or other person receiving such Common Stock may be required to pay to the Corporation the amount of any such taxes which the Corporation is required to withhold with respect to such Common Stock. At the request of an Eligible Person, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. The Board may from time to time establish procedures for withholding of Common Stock.

12.  AMENDMENTS

         The Board (but not the Committee) may alter, amend, suspend or discontinue this Plan to the extent permitted by law; provided, however, that no alteration, amendment, suspension or discontinuance of this Plan shall adversely affect any right acquired by any Participant under an Award granted before the date of such alteration, amendment, suspension or discontinuance of this Plan without the written consent of the Eligible Person to whom the stock award has been granted. Any such action of the Board may be taken without the approval of the Corporation's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation, including specifically Section 422 of the Code and the rules or policies of the primary exchange or trading system on which the Common Stock is then traded.

13.  RECAPITALIZATION

         The aggregate number of shares of Common Stock as to which Awards may be granted hereunder, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Board shall make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent necessary or desirable to preserve the intended benefits of this Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

14.  NO RIGHT TO EMPLOYMENT

         No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant, Director or consultant the right to be retained in the employ of the Corporation or a Subsidiary; provided, however, that this Section 14 shall not in any way modify or void any written employment agreement, consulting agreement or other similar agreement between the Corporation and the Participant The Corporation and each Subsidiary further expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under this Plan, except as provided herein or in any Award Summary issued hereunder.


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15.  CHANGE IN CONTROL

         (a) Discontinuation of the Plan. The Plan shall be discontinued in the event of the dissolution or liquidation of the Corporation or in the event of a Reorganization (as hereinafter defined) in which the Corporation is not the surviving or acquiring company, or in which the Corporation is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization and no plan or agreement respecting the Reorganization is established which specifically provides for the continuation of the Plan and the change, conversion, or exchange of the Common Stock relating to existing Awards under this Plan for securities of another corporation. Upon the dissolution of the Plan in connection with an event described in this subsection (a), all Awards shall become fully vested and unrestricted and all outstanding options and Stock Appreciation Rights shall become immediately exercisable by the holder thereof. Any options or Stock Appreciation Rights granted under the Plan may be terminated as of a date fixed by the Board, provided that no less than fifteen (15) days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise all or any portion of such options or Stock Appreciation Rights. Any Stock Appreciation Right not so exercised shall be redeemed.

         (b) Continuation of the Plan Upon a Reorganization. In the event of a Reorganization (as hereinafter defined) (i) in which the Corporation is not the surviving or acquiring company, or in which the Corporation is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, and (ii) with respect to which there is a reorganization agreement which undertakes to continue the Plan and to provide for the change, conversion or exchange of the Stock attributable to outstanding Awards for securities of another corporation, then the Plan shall continue and the Board shall adjust the shares under such outstanding Awards (and shall adjust the shares remaining under the Plan which are then to be available for the grant of additional Awards under the Plan, if the reorganization agreement makes specific provisions therefor), in a manner not inconsistent with the provisions of the reorganization agreement and this Plan for the adjustment, change, conversion or exchange of such Awards.

         The term "Reorganization" as used in this Section 15 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Corporation, or sale, pursuant to an agreement with the Corporation, of securities of the Corporation pursuant to which the Corporation is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

         (c) Adjustments and Determinations. Adjustments and determinations under this Section 15 shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.


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

16.  RETIREMENT

         The Board may, in its discretion, waive the forfeiture, termination, or lapse of an Award in the event of retirement of a Participant (each as determined by the Board, in its discretion). Exercise of such discretion by the Board in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting such waiver in any other case.

17.  GOVERNING LAW

         To the extent that federal laws do not otherwise control, this Plan and the Awards issued hereunder shall be construed in accordance with and governed by the law of the State of Kansas to the extent not inconsistent with
Section 422 of the Code and regulations issued thereunder.

18.  SAVINGS CLAUSE

         This Plan is intended to comply in all aspects with applicable law and regulation. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

19.  SUCCESSORS

         Awards issued under the Plan should be binding upon, and inure to the benefit of, the Corporation and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Corporation's assets and business.

20.  EFFECTIVE DATE AND TERM


         The Team Financial, Inc. 1999 Stock Incentive Plan shall be effective this 13th day of May, subject to stockholder approval within one year of this date. No option or restricted stock award shall be granted hereunder after the expiration of ten years from the earlier of the date on which the Plan was adopted by the Board of Directors or the date it was approved by the stockholders of the Corporation.



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